Exhibit 99.3

SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above C/O BROADRIDGE Use the Internet to transmit your voting instructions and for electronic delivery of P.O. BOX 1342 information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting BRENTWOOD, NY 11717 date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V07171-S63865 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GLOBUS MEDICAL, INC. The Board of Directors recommends that you vote FOR proposals 1 and 2. For Against Abstain 1. To approve the issuance of shares of Class A common stock, par value $0.001 per share, of Globus Medical, Inc. (“Globus”) in connection ! ! ! with the merger contemplated by the Agreement and Plan of Merger, dated as of February 8, 2023, by and among Globus, NuVasive, Inc. and Zebra Merger Sub, Inc. (the “Globus Share Issuance Proposal”). 2. To approve adjournments of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the ! ! ! Globus Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposal. NOTE: This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in accordance with the instructions given hereon. If no instructions are given, this proxy will be voted “FOR” Proposals 1 and 2, and as the named proxies deem advisable on such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof. Yes No Please indicate if you plan to attend this meeting. ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Dear Stockholder: You are cordially invited to attend our Special Meeting of Stockholders of Globus Medical, Inc. Our Special Meeting will be held on , 2023 at 6:00 p.m. Eastern Time. It is important that the shares are voted. Please specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, the shares will be voted in accordance with the recommendation of the Company’s Board of Directors. Sincerely, Kelly G. Huller Senior Vice President, General Counsel and Corporate Secretary Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. V07172-S63865 GLOBUS MEDICAL, INC. Special Meeting of Stockholders , 2023 6:00 p.m., Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints David C. Paul, Keith Pfeil and Kelly G. Huller, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of GLOBUS MEDICAL, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 6:00 p.m., Eastern Time, on , 2023, at Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, PA 19403, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side